UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 6, 2010 (June 29, 2010)

TPC GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34727	20-0863618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5151 San Felipe, Suite 800, Houston, Texas 77056

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (713) 627-7474

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 29, 2010, the Compensation Committee of the Board of Directors of TPC Group Inc. (the “Company”) adopted the TPC Group Inc. Executive Severance Plan (the “Plan”), effective as of July 1, 2010, providing for specified payments and benefits to Plan participants upon termination of employment as a result of severance eligible events.

The participants in the Plan are the executive officers and other key employees of the Company and its affiliates who (i) are not parties to individual employment agreements that provide for severance benefits, and (ii) are designated as participants by the Compensation Committee by written notice to such individual. The severance multiple and the change of control severance multiple for Plan benefits is twelve months for individuals designated as Tier 1 participants and six months for individuals designated as Tier 2 participants.

The Plan provides for payments and benefits to participants as follows:

•

Termination by the participant without good reason (as defined in the Plan), termination by the Company for cause (as defined in the Plan), or termination for disability (as defined in the Plan) or by reason of death – the participant is entitled to (i) base salary earned through the date of termination, (ii) incentive compensation earned but unpaid, provided the termination is not for cause, and (iii) accrued but unpaid vacation (collectively the “Accrued Obligations”);

•

Termination by the Company without cause (as defined in the Plan) or termination by the participant with good reason (as defined in the Plan) not associated with a change of control – the participant is entitled to the Accrued Obligations, continuation of base salary for six or twelve months, as applicable, and at the Company’s option, either a lump sum payment equal to the cost of COBRA continuation under the Company’s medical and dental plans or continued participation in the Company’s medical and dental plans, in either case, for six or twelve months, as applicable; or

•

Termination by the Company without cause (as defined in the Plan) or termination by the participant with good reason (as defined in the Plan) immediately preceding or during the 12-month period following a change of control (as defined in the Plan) – the participant is entitled to the Accrued Obligations, a lump sum payment in an amount equal to the participant’s base salary for six or twelve months, as applicable, and at the Company’s option, either a lump sum payment equal to the cost of COBRA continuation under the Company’s medical and dental plans or continued participation in the Company’s medical and dental plans, in either case, for six or twelve months, as applicable.

A participant is entitled to benefits and payments under the Plan (other than the Accrued Obligations) only upon the participant’s timely execution of a release and the participant’s compliance with confidentiality, non-competition, non-solicitation and non-disparagement obligations. Certain payments and benefits payable in connection with a change of control (as defined in the Plan) are subject to reduction to the extent necessary to avoid triggering excise tax. Payments and benefits under the Plan that constitute “deferred compensation” to a participant who is a “specified employee” within the meaning of Section 409A of the Internal Revenue Code shall be accumulated through and paid six months following the termination date.

The foregoing description of the Executive Severance Plan is qualified in its entirety by reference to the Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	TPC Group Inc. Executive Severance Plan dated effective July 1, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPC GROUP INC.

Date: July 6, 2010	By:	/S/ CHRISTOPHER A. ARTZER
Christopher A. Artzer
Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	TPC Group Inc. Executive Severance Plan dated effective July 1, 2010